Exhibit 5


[GRAPHIC OMITTED]                          FOLEY & LARDNER
                                           777 East Wisconsin Avenue, Suite 3800
                                           Milwaukee, Wisconsin  53202-5306
                                           414.271.2400 TEL
                         March 28, 2003    414.297.4900  FAX
                                           www.foleylardner.com


                                           CLIENT/MATTER NUMBER
                                           026162-0104

Interstate Power and Light Company
Alliant Energy Tower
200 First Street, SE
Cedar Rapids, Iowa  52401

Ladies and Gentlemen:

     We have acted as counsel for Interstate Power and Light Company, an Iowa corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4, including the Prospectus constituting a part thereof (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to an offer to exchange (the "Exchange Offer") shares of the Company's preferred stock, $.01 par value, designated as 8.375% Series B Cumulative Preferred Stock (the "New Preferred Shares") for all of its outstanding shares of preferred stock, $.01 par value, designated as 8.375% Series A Cumulative Preferred Stock (the "Old Preferred Shares").

     As counsel to the Company, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of the securities subject to the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, when the Registration Statement, including any amendments thereto, shall have become effective under the Securities Act, and having regard for such legal conclusions as we deem relevant, we are of the opinion that the New Preferred Shares, when issued and exchanged for the Old Preferred Shares upon the terms set forth in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ Foley & Lardner

                                          FOLEY & LARDNER


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